Exhibit 99.1

PFF Bancorp to Present at Friedman Billings Ramsey Conference

Rancho Cucamonga, Calif., November 22, 2006  (PRNewswire-FirstCall) - PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust, Diversified Builder Services, Inc. and Glencrest Investment Advisors, Inc., is scheduled to present at the Friedman Billings Ramsey (FBR) 13th Annual Investor Conference in New York on Wednesday, November 29, at 2:00 p.m. ET. This presentation will be webcast and can be accessed at

http://www.wsw.com/webcast/fbr16/pfb/.  A copy of the slide presentation will be posted to the PFF Bancorp website at www.pffbancorp.com/presentations on November 29.

CONTACT: Gregory C. Talbott, Senior Executive Vice President/COO/CFO

PFF Bancorp, Inc.,

909-941-5416